Exhibit 99.1

Chemours Provides update on Internal Review

Wilmington, Del., March 6, 2024 (Business Wire) – As previously disclosed, the Audit Committee of the Board of Directors of The Chemours Company (“Chemours” or “the Company”) (NYSE: CC), with the assistance of independent outside counsel, has been overseeing an internal review. The review relates to an anonymous report made to the Chemours Ethics Hotline regarding the matters described below. A substantially complete report of the findings of the internal review was delivered to the full Board on March 5, 2024.

Chair Dawn Farrell said “The Chemours Board of Directors takes these issues very seriously and appreciates the diligent efforts by the Audit Committee, with support from its counsel and Company management, to review these matters. We are also grateful for the leadership and dedication of our interim CEO and CFO, their senior management team and all our employees at our business units for their work every day to serve our valued customers.”

The Audit Committee review determined that there was a lack of transparency with the Company’s Board of Directors by the members of senior management who were placed on administrative leave last week due to the payables and receivables timing actions described below, and their effect on free cash flow targets at the end of the relevant periods. As a result, the Audit Committee concluded that, in connection with the actions described below, the members of senior management who were placed on administrative leave last week violated the Company’s Code of Ethics applicable to the Chief Executive Officer, the Chief Financial Officer, and the Controller relating to the ”promot[ion of] full, fair, accurate, timely and understandable disclosure.”

The findings of the internal review do not affect the preliminary, unaudited estimates of operating results and other financial measures as of and for the year ended December 31, 2023 as disclosed in the Company’s press release dated February 29, 2024.

The Audit Committee’s determinations, based on the review conducted with the assistance of independent outside counsel, included, among other things, that the members of senior management who were placed on administrative leave last week engaged in efforts in the fourth quarter of 2023 to delay payments to certain vendors that were originally due to be paid in the fourth quarter of 2023 until the first quarter of 2024, and to accelerate the collection of receivables into the fourth quarter of 2023 that were originally not due to be received until the first quarter of 2024. The Audit Committee found that these individuals engaged in these efforts in part to meet free cash flow targets that the Company had communicated publicly, and which also would be part of a key metric for determining incentive compensation applicable to executive officers. As noted above, there was a lack of transparency with the Company’s Board of Directors by the members of senior management who were placed on administrative leave with respect to these actions.

As previously disclosed, as of December 31, 2023, the Company’s cash and cash equivalents and restricted cash and restricted cash equivalents totaled approximately $1.8 billion, of which $1.2 billion was unrestricted. The Audit Committee and Company management continue to work on assessing the net impact on cash flow measures of the working capital timing actions detailed above, which had the effect of significantly increasing the cash flow measures, including free cash flow, for the quarter ended December 31, 2023, with a corresponding anticipated decrease in these measures in the first quarter of 2024. The Audit Committee review also determined that similar actions, though to a lesser extent, were taken in the fourth quarter of 2022, resulting in a significant increase in these cash flow measures for the quarter ended December 31, 2022, and a decrease in these measures in the first quarter of 2023. The Company is working diligently to complete its year-end reporting process, including its review of internal control over financial reporting as of December 31, 2023, and to file its Annual Report on Form 10-K with the SEC as promptly as practicable.

As noted above, the Audit Committee review relates to an anonymous report made to the Chemours Ethics Hotline that was not elevated to the General Counsel or the Audit Committee, until the matter was identified in connection with the Company’s year-end 2023 external audit process. The Audit Committee determined that the failure resulted from inadequate controls and procedures regarding the evaluation and escalation of hotline reports and poor judgment by certain employees who handle the intake of such reports.

As a result of the foregoing, the Company is evaluating one or more potential material weaknesses in its internal control over financial reporting as of December 31, 2023 with respect to maintaining effective controls related to the control environment, including the effectiveness of the “tone at the top” set by certain members of senior management and the information and communication components of the COSO internal control framework, including controls over the Chemours Ethics Hotline program. Accordingly, the Company expects to report on material weaknesses as of December 31, 2023 and its related remediation plans in its Annual Report on Form 10-K.

About The Chemours Company

The Chemours Company (NYSE: CC) is a global leader in Titanium Technologies, Thermal & Specialized Solutions, and Advanced Performance Materials providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. We deliver customized solutions with a wide range of industrial and specialty chemicals products for markets, including coatings, plastics, refrigeration and air conditioning, transportation, semiconductor and consumer electronics, general industrial, and oil and gas. Our flagship products are sold under prominent brands such as Ti-Pure™, Opteon™, Freon™, Teflon™, Viton™, Nafion™, and Krytox™. The company has approximately 6,200 employees and 28 manufacturing sites serving approximately 2,700 customers in approximately 110 countries. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

For more information, we invite you to visit chemours.com or follow us on X (formerly Twitter) @Chemours or on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words “believe,” “expect,” “will,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify “forward-looking statements,” which speak only as of the date such statements were made. All forward-looking statements are subject to risks and uncertainties. These risks include the results of the Audit Committee review; the timing and completion of the Company’s reporting of its 2023 results; completing the assessment of internal control over financial reporting and filing required reports with the Securities and Exchange Commission; remediating any material weaknesses in internal control over financial reporting; regulatory inquiries, litigation, or liabilities that may result from the matters included in the Audit Committee review, including related disclosure in the Company’s filings with the Securities and Exchange Commission; the impact of this announcement on the price of our common stock and our relationships with investors, employees, suppliers, lenders and other parties. Other risks and uncertainties include, among other things, the outcome or resolution of any pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance for our segments individually and our company as a whole, business plans, prospects, targets, goals and commitments, capital investments and projects and target capital expenditures, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost reductions or savings targets, plans to increase profitability and growth, our ability to make acquisitions, integrate acquired businesses or assets into our operations, and achieve anticipated synergies or cost savings, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized, such as full year guidance relying on models based upon management assumptions regarding future events that are inherently uncertain. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours’ control. Matters outside our control, including general economic conditions, geopolitical conditions and global health events, have affected or may affect our business and operations and may or may continue to hinder our ability to provide goods and services to customers, cause disruptions in our supply chains such as through strikes, labor disruptions or other events, adversely affect our business partners, significantly reduce the demand for our products, adversely affect the health and welfare of our personnel or cause other unpredictable events. Additionally, there may be other risks and uncertainties that

Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

CONTACTS:

INVESTORS

Brandon Ontjes

VP, Financial Planning & Analysis and Investor Relations

+1.302.773.3300

investor@chemours.com

Kurt Bonner,

Manager, Investor Relations

+1.302.773.0026

investor@chemours.com

NEWS MEDIA

Thom Sueta

Director, Corporate Communications

+1.302.773.3903

media@chemours.com

Cassie Olszewski

Sr. Manager, Media Relations & Corporate Reputation

+1.302.219.7140

media@chemours.com